Exhibit 10.a

Textron Financial Corporation	11575 Great Oaks Way
Subsidiary of Textron Inc.	Suite 210
Alpharetta, Georgia 30022
(770) 360-9600

[*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

PROGRAM AGREEMENT

dated as of January 20, 2003

Arctic Cat Sales Inc.

601 Brooks Avenue South

Thief River Falls, MN 56701

Attention:  Mr. Tim Delmore

Gentlemen:

Textron Financial Corporation (“Textron Financial”) is pleased to propose the following Dealer Network Financing Facility Program (“Program”) to Arctic Cat Sales Inc. (“Company”) for its U.S. dealers (“Dealers”). The following Program provides the terms and conditions under which Textron Financial may be the exclusive provider of financing to the Dealers of the Company during the term of this Program Agreement.  The programs are not committed lines of credit, and all financing shall be subject to Textron Financial credit and documentation requirements.  Nothing contained herein shall limit Textron Financial’s right to provide or decline to provide financing to Dealers, in amounts and upon terms which shall be determined by Textron Financial, in its sole and absolute discretion, and without notice to the Company.  All of the Company’s obligations hereunder and under the various agreement of the Company in connection herewith will be guaranteed by Arctic Cat Inc. (the “Guarantor”), the owner of all of the capital stock of the Company, as provided for in the Guaranty Agreement of even date herewith (the “Guaranty”).  With respect to each calendar year (commencing with calendar year 2004), the Company will provide Textron Financial with copies of the Dealer program materials it intends to use in such calendar year (including, without limitation, all interest rate subvention programs) reasonably in advance of its actual use of such materials. Textron Financial will have the opportunity to approve or object to such Dealer program materials within five (5) business days after its receipt thereof; if Textron Financial does not send to the Company any objection within said time period, Textron Financial will be deemed to have approved such materials.  If Textron Financial does timely object to such materials, the Company and Textron Financial will cooperate with each other to reach a mutual agreement as to the final terms of such Dealer program materials.  The Company has delivered to Textron Financial copies of its Dealer program materials for calendar year 2003 and Textron Financial has approved the same.  Approvals by Textron Financial of Dealer program materials shall be solely for the express purposes referred to in this Program Agreement for which such materials are to be used and, any such approval notwithstanding, if any inconsistency shall exist between a term in such Dealer program materials and a term provided for in the Program, then the term provided for in the Program shall prevail.

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Program Terms

Payment to Company:	* of net invoice cost

Interest rate and
payments:

Free Flooring Period:  Interest free to the Dealer for a period of time to be designated by the Company in its original manufacturer’s invoice to the Dealer for the product (the “Free Flooring Period”); the Company shall pay floorplan interest to Textron Financial at the rate of *.  Unless otherwise agreed in writing by Textron Financial and the Company, interest shall be payable by the Company monthly, in arrears, and shall be due and payable by the fifteenth (15th) day of the month following the month in which such interest accrues.

Dealer Rate:  Dealer pays interest to Textron Financial in accordance with the agreements between Dealer and Textron Financial at a basic rate of *.  At maturity, Dealer pays a maturity rate of interest in accordance with the agreements between Dealer and Textron Financial, which shall be *.  Default rate shall be as provided in the agreements between Dealer and Textron Financial. Unless otherwise agreed in writing by Textron Financial and the Company, interest shall be payable by each Dealer monthly, in arrears, and shall be due and payable by the fifteenth (15th) day of the month following the month in which such interest accrues.

The Company agrees that, if the Company and Textron Financial shall mutually agree to change the foregoing interest and fee program being charged to the Dealers such that such interest and fees become more favorable to such Dealers (including, without limitation, reducing the *), the Company shall reimburse Textron Financial on a monthly basis for the shortfall in payments that Textron Financial receives in respect of such changed interest rate and fee program in comparison to what Textron Financial would have received if the original interest rate and fee program described above had remained in place.  Such reimbursing payments shall be made by the Company monthly, in arrears, and shall be due and payable by the fifteenth (15th) day of the month following the month in which such payments accrue.

Interest Rate Terms:  The interest rates set forth above are annual rates (interest to be calculated on the basis of a 360 day year for the actual number of days elapsed) and are variable and will be adjusted from time to time when and as * may change.  *.  Payment application, other than as to immediately available funds, may occur up to one business day after deposit into Textron Financial’s account to allow for clearance of funds.

Textron Financial will invoice Dealers monthly, and will invoice the Company monthly for any Dealer interest to be paid by the Company.

Carryover Extension of Free Flooring Period: The Company may, at its option from time to time, elect to extend in whole or in part the Free Flooring Period for

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

any one or more units of inventory for any one or more Dealers for a period of time not to exceed * months (subject, in any case, to the last sentence of this paragraph).  The Company’s notice shall specify the applicable Dealer(s), unit(s) of inventory, and the percentage of the interest payments to be paid by the Company.  During any such extension of the Free Flooring Period, that portion of the interest to be paid by the Company shall be paid at the rate of interest, on the interest payment dates, and otherwise pursuant to the terms applicable to floorplan interest paid by the Company, in each case as set forth hereinabove, and that portion of the interest (together with fees) to be paid by a Dealer shall be payable by such Dealer at the Dealer Rate, on the interest payment dates, and otherwise pursuant to the terms applicable to floorplan interest and fees to be paid by such Dealer, in each case as set forth hereinabove.  Nothing herein shall be deemed or construed to allow an extension of time to repay a loan beyond the maturity date otherwise applicable to such loan without Textron Financial’s written agreement.

Invoice

Disbursement:	* from Textron Financial’s receipt of invoice via Automated Clearing House (“ACH”).

Repurchase Agreement,
Credit Enhancement Indemnity, and
Transition Period Indemnity
from Company:

(A)                              Repurchase Agreement:  The Company shall provide  repurchase support through a repurchase agreement of even date herewith (“Repurchase Agreement”) as more fully set forth in said Repurchase Agreement.

(B)                                Credit Enhancement Indemnity.  In addition, the Company shall provide, on a case by case basis, based upon the creditworthiness of the respective Dealer and at the request of the Company, full or partial recourse, as the case may be, as credit enhancement for such Dealer(s) pursuant to and subject to the terms of such recourse or indemnification agreements as may be acceptable to both the Company and Textron Financial from time to time (such full or partial recourse being referred to herein as the “Credit Enhancement Indemnity”).  In the event that the Company offers and Textron Financial accepts such Credit Enhancement Indemnity from the Company, Textron Financial may in its sole discretion, but shall not be obligated to, release or reduce such indemnity with respect to any particular Dealer(s) from time to time in writing.  Notwithstanding any other provision of any agreement to the contrary (specifically including the aggregate amounts of Credit Enhancement Indemnity that may be offered by the Company with respect to any one or more Dealers), the aggregate amount that the Company may be liable to pay to Textron Financial in respect only of Credit Enhancement Indemnity shall not exceed * annually, unless otherwise specifically agreed by the Company in writing.  For the avoidance of doubt, Credit Enhancement Indemnity that may be offered by the Company shall be in addition to any and all other obligations of the Company, and the immediately preceding sentence shall not be

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

deemed or construed to limit or otherwise modify any other obligation of the Company.

(C)                                Transition Period Indemnity.  In addition, the Company shall provide to Textron Financial first loss recourse in the maximum amount of  * in the aggregate for all loans in the portfolio which is the subject of this Program Agreement through March 31, 2004, all as more fully set forth in an indemnity agreement of even date herewith (the “Indemnity Agreement”).

Dealer payoff:

100% of outstanding balance, due in full upon the earlier of sale of the particular unit, or 12 months from date of original manufacturer’s invoice, after which maturity or default rate of interest applies.

Other General Terms:

Facility Guideline:	* (said facility guideline to consist of unpaid outstanding principal of loans to Dealers).

Initial Term
and Renewal
Terms:

Initial * year term subject to automatic * year renewals thereafter unless, not less than *  days nor more than * days prior to the last day of any then current term (including, without limitation, the initial term), either the Company or Textron Financial shall have given the other party hereto written notice of its decision not to have the term of this Program Agreement automatically extended; in any such case, the term of this Program Agreement shall terminate on the last day of the then current term hereof.  Expiration of the initial * year term, or any renewal term, of this Program Agreement shall not relieve the Company of (a) any of its unperformed obligations hereunder or (b) any of its obligations under the Repurchase Agreement, any Credit Enhancement Indemnity, the Indemnity Agreement, or any other agreement with Textron Financial in respect of advances made or any commitments issued pursuant to the Program prior to such expiration.

Company Early
Termination:

The Company may terminate the term of this Program Agreement prior to its scheduled termination date by giving Textron Financial notice of its intent to so terminate not less than * days prior to the effective early termination date so stated in such notice (the

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

date on which the early termination of this Program Agreement set forth in such notice actually becomes effective is referred to in this paragraph as the “effective early termination date”).  Notwithstanding such early termination, the Company shall be obligated in accordance with all the terms and conditions under the Program, including without limitation this Program Agreement, the Repurchase Agreement, any Credit Enhancement Indemnity, and the Indemnity Agreement, until such times as all obligations, monetary and otherwise, in respect of the Program and advances made or commitments issued prior to the effective early termination date are satisfied with Textron Financial. For the avoidance of doubt, upon the effective early termination date, Textron Financial shall have no obligations to advance any additional sums under this Program.  In addition, not later than the effective early termination date, an early termination fee shall be paid by the Company to Textron Financial in an amount determined in accordance with the following schedule:

*

Notwithstanding any provision to the contrary, no early termination fee will apply if the Company terminates this Program Agreement due to (i) a breach by Textron Financial of any of its material obligations under this Program Agreement, or (ii) any breach by Textron Financial of the Servicing Guidelines set forth on Exhibit 1 attached hereto and incorporated herein by reference, and in the case of either of the foregoing (i) or (ii) such breach is not cured within 60 days after written notice from the Company to Textron Financial.   The Servicing Guidelines are attached hereto as Exhibit 1 and used herein solely in connection with a determination as to whether an early termination fee shall be payable under this paragraph and shall be used for no other purpose whatsoever under or in connection with this Program Agreement.

Textron Financial
Early Termination:

Textron Financial may terminate the term of this Program Agreement prior to its scheduled termination date by giving the Company not less than 10 days’ prior written notice of its intent to so terminate (the date on which the early termination of this Program

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Agreement set forth in such notice actually becomes effective is referred to in this paragraph as the “effective early termination date”) as a result of (a) any default by the Company under this Program Agreement,  the Repurchase Agreement, any Credit Enhancement Indemnity, or the Indemnity Agreement (after the expiration of any applicable cure period), (b) any default by the Guarantor under the Guaranty (after the expiration of any applicable cure period) or the termination of the continuing nature of the Guaranty by the Guarantor, (c) the Company’s failure to offer to Dealers or otherwise comply with the interest rate subvention programs described in the Dealer program materials delivered by the Company to Textron Financial and approved by Textron Financial, as contemplated in the first paragraph of this Program Agreement, or (d) the Company’s exercising its “Carryover Extension of Free Flooring Period” rights which, in the aggregate, are materially in excess of historical amounts.  Notwithstanding such early termination, the Company shall be obligated in accordance with all the terms and conditions under the Program, including without limitation its unperformed obligations under this Program Agreement, the Repurchase Agreement, any Credit Enhancement Indemnity, and the Indemnity Agreement, until such times as all obligations, monetary and otherwise, in respect of the Program and advances made or commitments issued prior to the effective early termination date are satisfied with Textron Financial. For the avoidance of doubt, upon the effective early termination date, Textron Financial shall have no obligations to advance any additional sums under this Program.

Termination Purchase
Option:

In the event the Company or Textron Financial shall terminate this Program Agreement, as provided above, or that the term of this Program Agreement shall expire on its scheduled termination date, the Company shall have the right at its sole option to pay to Textron Financial all Dealer amounts due to Textron Financial in respect of the Program.   Upon the indefeasible payment in full of all such amounts, Textron Financial will assign to the Company, without recourse and without representation or warranty of any kind excepting only a warranty that the assigned assets

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

are free and clear of liens created by or through Textron Financial, all of its right, title and interest solely in respect of loans extended to Dealers under the Program together with the Lending Documents (as defined below) in respect thereof; to the extent that Textron Financial’s lending relationship with any Dealer extends beyond Program-related loans, Textron Financial shall in all cases retain such other loans and shall, if necessary, redocument or cause to be redocumented any of the Loan Documents so that the loan documents of any Dealer assigned to the Company under this paragraph will relate solely to loans extended to such Dealer under the Program (and all out-of-pocket costs incurred by Textron Financial with respect to such redocumenting will be for the account of the Company) and, where appropriate, will enter into intercreditor agreements with the Company in respect of any Dealer that will be obligated on loans to the Company as well as to Textron Financial after giving effect to the exercise of such option.  The foregoing purchase option is subject to any applicable governmental or regulatory approvals and requirements, the cost of which, if any, (including Textron Financial’s legal fees and expenses) shall be borne by the Company.

Documentation:

All legal documentation (“Lending Documents”) entered into between the parties and any third parties as applicable must be satisfactory to Textron Financial counsel.  The forms of Lending Documents are generally expected to include Guaranty, New Approval Letter, Dealer Program Letter, Assistant Secretary’s Certificate, General Partner’s Certificate, Certificate of Authority of Limited Liability Company, Borrower Resolution, Sole Officer’s Certificate, UCC-1 Financing Statement, and Wholesale Security Agreement; the Wholesale Security Agreement shall be substantially in the form attached hereto as Exhibit 2, unless otherwise agreed by the Company, and the other documents shall be substantially in the standard forms thereof of Textron Financial (with such changes therein as are required by the terms of the Program).

Floorchecks:

* per year or approximately every * days, per Dealer, for Dealers with balances of * or more; for Dealers with balances of less then *, floorchecks shall occur approximately every * days.  Dealer balances shall be based upon quarterly dealer

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

outstandings statements. All floorchecks will be conducted by Textron Financial or its agents.

*:	*

*:	*

Credit Line
Transfer:

Provided that a Dealer is currently an “active” dealer with Deutsche Financial Services Corp. (or any affiliate thereof) and the Company, and further provided that no material change/problems arise in a Dealer’s performance or financial condition, then Textron Financial’s credit limit for such Dealer through April 1, 2004 will be not less than the amount of such Dealer’s currently approved credit limit in place with Deutsche Financial Services Corp. or an affiliate thereof for floorplan financing of the Company’s product.  A list of such  Dealers and their current credit limits with  Deutsche Financial Services Corp. (or any affiliate thereof) will be delivered to Textron Financial by the Company and agreed upon by the Company and Textron Financial contemporaneously with the execution and delivery of this Program Agreement.

CONFIDENTIAL INFORMATION

Confidential
Information:

As used herein: with respect to information provided by Textron Financial to the Company, Textron Financial is the “Provider” and the Company is the “Recipient”; with respect to information provided by the Company to Textron Financial, the Company is the “Provider” and Textron Financial is the “Recipient”.  As used herein, the term Confidential Information means written and oral information provided by Provider to Recipient which has competitive value and is proprietary and confidential in nature, such information being not generally available to the public or in the trade, and any information designated by Provider as Confidential.  This includes, but is not limited to, any and all financial, technical, commercial or other information and documents concerning the Provider’s business and affairs as has been or may hereafter be provided to Recipient by Provider, and any studies or documents prepared during the review of the Confidential Information by Recipient, its directors, officers, employees, representatives or third parties acting for or in the same capacity as Recipient (“Recipient’s Agents”), which contain or otherwise reflect such information (collectively, the “Confidential Information”).  The term “Confidential Information” does not include such parts of the information which (i) are or become generally available to the public other than as a result of an unauthorized disclosure by Recipient or Recipient’s Agents, (ii) become generally available to Recipient on a non-confidential basis from a source which is not known to Recipient to be prohibited from disclosing such information to Recipient or (iii)

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

are hereafter or were heretofore independently developed or compiled by Recipient without use of the Confidential Information.  Recipient agrees to treat the Confidential Information as confidential and proprietary and not to use all or any part of the Confidential Information for any purpose other than with respect to the Program, except upon Provider’s prior approval. Recipient may disclose all or any part of the Confidential Information to such of Recipient’s Agents who need to have access to such Confidential Information with respect to the Program.  Recipient will be responsible for any breach of the confidentiality provisions hereof by Recipient’s Agents.

Treatment of Confidential
Information:

All originals and copies of written Confidential Information in the hands of Recipient and Recipient’s Agents, except for that portion which consists of studies or other documents prepared by Recipient or Recipient’s Agents and such copies which are necessary for bank or governmental regulatory compliance, will be promptly destroyed or returned to Provider upon Provider’s request, except for one copy of such documents or records retained in confidence by Recipient’s counsel solely for the purpose of any dispute or anticipated dispute arising out of the discussions or use of the Confidential Information.  That portion of the Confidential Information which consists of studies or other documents prepared by Recipient or Recipient’s Agents and such copies which are necessary for bank or governmental regulatory compliance will be destroyed or held by Recipient and kept confidential and subject to the terms of this Program Agreement.

Disclosure Required
by Law:

In the event that Recipient or Recipient’s Agents become legally compelled to disclose any of the Confidential Information, Recipient will provide Provider with notice thereof so that Provider may, at Provider’s sole cost and expense, seek a protective order or other appropriate remedy.  Nothing herein shall preclude the disclosure of any information compelled by law.

Term and Survival:

The foregoing provisions relating to Confidential Information will survive the expiration or early termination of this Program Agreement and will, in any such case, expire three (3) years from the date of such expiration or termination; provided, however, that nothing herein will be deemed or construed to authorize Recipient to disclose any information in violation of applicable laws.

Other Agreements:

Default:

Should Company fail to perform any act contemplated herein or any representation, warranty or covenant contained herein, and the same shall continue after five (5) business days written notice to Company from Textron Financial regarding such failure, then Company shall be in default under this Program.  A default under this Program Agreement shall also be deemed a default under the Repurchase Agreement, any Credit Enhancement Indemnity, the Indemnity Agreement, the Guaranty Agreement and any other agreement between the Company and Textron Financial and, upon default hereunder, Textron Financial shall have all of the rights and remedies provided for in this Program

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Agreement, in the Repurchase Agreement, any Credit Enhancement Indemnity, the Indemnity Agreement, the Guaranty Agreement and any such other agreement and all of the rights and remedies afforded Textron Financial at law and in equity.

Company
Disclaimers:

Solely as between Company and Textron Financial, Company hereby disclaims any present or future security interest or other interest in its favor in the collateral financed or refinanced for Dealers by Textron Financial (and in any proceeds thereof), effective with respect to each Dealer as of the date that Textron Financial first advances funds on behalf of such Dealer, unless and until Company exercises its obligations, if any, under the Repurchase Agreement.

Insurance Proceeds:

Company shall, and hereby does, assign to Textron Financial all right, title, claim and interest in and to any insurance proceeds with respect to any collateral financed or refinanced by Textron Financial for any Dealer(s) unless and until Company exercises its obligations, if any, under the Repurchase Agreement.

No Partnership:

Textron Financial and Company agree that neither this Program Agreement nor the Repurchase Agreement, nor any Credit Enhancement Indemnity, nor the Indemnity Agreement create any partnership, joint venture or agency relationship between them.

Entire Agreement:

This Program Agreement, together with any other written agreements duly executed by the parties contemporaneously herewith or subsequent hereto addressing the same subject matter, contains the entire understanding of the parties with respect to the subject matter hereof.

Set-Off:

Company grants Textron Financial the right to set-off any amounts owed to Textron Financial by Company against any amounts that may otherwise be due Company, provided however that before Textron Financial exercises any such right it shall give Company five (5) days written notice of its intent to take such action.

Negotiated
Document:

This Program Agreement is a negotiated document and shall not be construed to have meaning less favorable to one party merely because that party is deemed to be the draftsman of this Program  Agreement or any part of it.

No Third Party
Beneficiaries:

The provisions of this Program Agreement are for the exclusive benefit of the parties hereto, and nothing contained herein shall create any rights in any Dealer or any other entity claiming to be a third party beneficiary, nor shall it affect or impair any rights which either party hereto may have against any Dealer or any other party.

No Agency:	This Agreement does not constitute either party hereto, or any of their officers, directors or employees, as the agent or legal representative of the other for any purpose whatsoever.

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Assignments:

The Company may not assign any of its rights or obligations hereunder under the Repurchase Agreement, under any Credit Enhancement Indemnity, or under the Indemnity Agreement without the prior written consent of Textron Financial, which consent shall not be unreasonably withheld.  Textron Financial may assign its rights and obligations hereunder, under the Repurchase Agreement, under any Credit Enhancement Indemnity, under the Indemnity Agreement, under the Guaranty or under any Program loan (including, without limitation, assigning any Program loans and/or Program loan balances under a Dealer account to a conduit or other securitization vehicle).

Governing Law:

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.  If any provision of this Agreement in any way contravenes the public policy of any state or jurisdiction where this Agreement is sought to be enforced, such provision shall be deemed not to be a part of this Agreement and this Agreement shall remain in full force and effect except as to the deletion of such provision.

Waiver of Jury
Trial:

WITHOUT LIMITING THE SCOPE OF THE “ARBITRATION” PARAGRAPH SET FORTH BELOW, THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY MATTER ARISING OUT OF OR RELATING TO THIS PROGRAM AGREEMENT OR THE SUBJECT MATTER HEREOF.

Arbitration:

Any controversy or claim arising out of or related to this Program Agreement (collectively, the “Disputes”) shall be settled by arbitration as hereinafter provided. Such arbitration shall be the sole and exclusive forum for the resolution of Disputes and any arbitral award in respect thereof shall be final and binding, provided, however, upon the application of either the Company or Textron Financial, as the case may be, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction are hereby authorized, and either the Company or Textron Financial is hereby authorized, to so petition any such courts, to (a) issue and enforce in any lawful manner any temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to such applying party’s interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this paragraph and (b) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to Company’s or Textron Financial’s interests, as the case may be, provided for in any such arbitral award following the issuance thereof. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association (“AAA”) (regardless of whether such Rules are still in effect or the AAA is still in existence, as hereinafter provided).  If the AAA is dissolved, disbanded or otherwise is unavailable for any such arbitration, the Company and Textron Financial will remain subject to this paragraph and any arbitration to be conducted hereunder will be conducted by a recognized,

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

impartial, independent arbitral forum of national standing mutually agreed upon by the Company and Textron Financial using the aforesaid Commercial Arbitration Rules as then most recently in effect (with such modifications in such Rules as may be required by such other arbitral forum in order for such Rules to be utilizable by such other arbitral forum). The Company and Textron Financial agree that the arbitration shall be conducted by an arbitrator selected in accordance with the aforesaid Commercial Arbitration Rules. Any such arbitrator shall be independent and not in any way affiliated with either the Company or Textron Financial or any affiliate thereof, and shall otherwise be a disinterested and impartial party with respect to the particular Dispute. Any such arbitrator shall be experienced in dealer floorplan financing. The arbitrator will decide if any inconsistency exists between the Commercial Arbitration Rules of the AAA in the relevant arbitral forum and the arbitration provisions contained herein; if any such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules.  The site of all arbitration proceedings will be in Chicago, Illinois. The arbitrator shall apply only the law of the State of Minnesota (without giving effect to its principles of conflicts of law) in reaching his/her determinations in respect of any arbitral award.  The arbitrator shall make reasonably detailed findings of fact and law in a writing in support of his/her decision. The arbitrator will not have the authority to award exemplary, punitive or consequential damages. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator pursuant to the terms of this paragraph may be entered as a judgment or order in any state or federal court and accordingly enforced (including, without limitation, the federal court in the federal judicial district which includes the residence or place of business of the party against whom such award or order was entered).  If either the Company or Textron Financial brings any other action for judicial relief with respect to any Dispute, the party bringing such action will be liable for and will immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.  If either the Company or Textron Financial brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action.  If either the Company or Textron Financial, as a recipient of an arbitral award, enforces such award by obtaining a judgment or order in respect thereof in any state or federal court against the other party hereto and/or causes any such judgment or order to be executed or otherwise enforced against such other party, such other party shall pay all court costs and other expenses and reasonable attorney fees of the enforcing party in respect thereof. This paragraph will survive the termination of this Program Agreement.

Counterparts:	This Agreement may be executed in counterparts.

No Committed Line
Of Credit:	Nothing herein shall constitute a committed line of credit as to any particular Dealer and Textron Financial shall not be bound to finance any particular Dealer or any particular goods.

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Affiliate Defined:

As used herein, any party which controls, is controlled by or under common control with another party shall be deemed an “affiliate” of such other party.  As used in the preceding sentence, the term “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract or otherwise.

Further Assurances:

Company further agrees to do, execute and deliver, or cause to be done, executed and delivered, and agrees to use its best efforts to cause its permitted successors and assigns to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for the better assuring, conveying and confirming unto Textron Financial and its successors and assigns, all and singular, the rights and benefits under this Program Agreement and otherwise implementing the intention of the parties under this Program Agreement, as Textron Financial and its successors and assigns reasonably shall request.

Notices:

All notices pursuant to this Program Agreement shall be in writing and shall be sent: (1) by certified mail, return receipt requested; or (2) via facsimile to the fax number below, provided a copy is sent the same day by nationally recognized overnight courier with receipt acknowledged.  Notices shall be sent to the address of the applicable party set forth below, or such other address as such party may designate from time to time in a notice to the other party.

Future
Assistance:

The Company and Textron Financial will continue to discuss ways in which Textron Financial may provide operational and/or managerial assistance and expertise to the Company on-site in Thief River Falls, Minnesota in connection with the Company’s management and servicing of the Program.

Late Payment
Interest:

The Company agrees to pay interest to Textron Financial on any payment owing to Textron Financial under the terms of this Program Agreement, the Repurchase Agreement, any Credit Enhancement Indemnity or the Indemnity Agreement and not paid when due in accordance with the terms thereof from the due date thereof to the date of payment thereof at an annual rate of interest of  *.

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Upon due execution by Textron Financial and Company, this Agreement shall constitute a binding contract between Textron Financial and Company as of the date first set forth above.

Textron Financial Corporation

By:
Name:
Title:

Address for notices:	Textron Financial Corporation

11575 Great Oaks Way
Suite 210
Alpharetta, Georgia 30022

Attention to the following:

Daniel Radley
Senior Vice President Credit
Facsimile: (770) 777-3348

Thomas H. Kaiser
Vice President and Assistant General Counsel
Facsimile: (770) 360-1458

Arctic Cat Sales Inc.

By:
Name:
Title:

Address for notices:	Arctic Cat Sales Inc.
601 Brooks Avenue South
Thief River Falls, MN 56701

Attention to the following: Tim Delmore
Facsimile: 218-681-5972

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Exhibit 1

Servicing Guidelines

*

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

Exhibit 2

Form of Wholesale Security Agreement

Textron Financial Corporation, Subsidiary of Textron Inc.

WHOLESALE SECURITY AGREEMENT

This Wholesale Security Agreement (this “Agreement”) is entered into, as of the date set forth below, by the debtor identified below (“Debtor”) and Textron Financial Corporation (“Secured Party”).  For purposes of this Agreement, any party which controls, is controlled by, or is under common control with Debtor or Secured Party, shall be deemed an affiliate of Debtor or Secured Party, as appropriate.

1.                                       Grant of Security Interest; Description of Collateral.

Debtor grants to Secured Party and its affiliates a security interest in the following property (collectively, the “Collateral”):

See Attached Exhibit A

2.                                       Promise to Pay.

Debtor promises to pay to Secured Party the original invoice cost (“Invoice Cost”) of each item of Collateral financed or refinanced for Debtor by Secured Party pursuant to the terms of the invoice, the monthly inventory billing statement, the Dealer Program Letter, finance plans or otherwise (in all cases, a “Finance Plan”), together with interest and charges on the Invoice Cost as specified in the applicable Finance Plan and this Agreement (collectively, the “Total Debt”).  All payments hereunder and under each Finance Plan shall be made payable to Secured Party and delivered to the address specified by Secured Party from time to time.  Debtor agrees that all payments received by the Debtor shall be held in trust for the Secured Party up to and including the amount of the Total Debt attributable to such Collateral sold, until such time as said payments are paid to Secured Party by or on behalf of Debtor.  Each payment received from Debtor by Secured Party shall be applied:  first, with respect to any particular item of Collateral, to accrued and unpaid late charges and interest owing hereunder and under any applicable Finance Plan with respect to such item of Collateral; and, thereafter, to the then outstanding Invoice Cost of such item of Collateral (including all related charged costs on the invoice related to such item of Collateral); second, to any other outstanding amounts  of the Total Debt attributable to items of Collateral which have been disposed of by Debtor more than thirty days prior to Secured Party’s receipt of payment, but for which amounts are still due and owing to Secured Party by Debtor; and third, the remainder of any such payment received by Secured Party to be promptly paid to the Debtor, provided however, that in the event the Debtor is in default hereunder or under any Finance Plan, then Secured Party may hold such remaining payment as security for the payment of all other obligations of the Debtor to Secured Party.

3.                                       Obligations Secured by the Collateral.

Each item of Collateral shall secure the payment and performance by Debtor and/or its affiliates of all present and future indebtedness and obligations of Debtor and/or its affiliates, of every kind and nature whatsoever, owing to Secured Party and/or its affiliates.  Debtor acknowledges that Secured Party shall be entitled to a purchase money security interest in the items of Collateral financed by Secured Party for Debtor and agrees that the extent of Secured Party’s purchase money priority in any such item of Collateral shall be determined, at any time, by reference to the unpaid Total Debt attributable to such item of Collateral.

4.                                       Collateral to Remain Personal Property; Location of Collateral.

Debtor agrees that the Collateral shall at all times remain personal property, shall not become affixed to or form a part of any real estate, and, except as set forth in Paragraph 7, shall be located at Debtor’s place(s) of business set forth below. Except as set forth in Paragraph 7, Debtor shall not remove any of the Collateral from such location(s) (including moving any of the Collateral between or among such locations) or change its principal place of business without the prior written consent of Secured Party, which shall not be unreasonably withheld.

5.                                       Disclaimer of Warranties; Unconditional Nature of Obligations.

DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT:  (a) SECURED PARTY IS NOT THE MANUFACTURER OR THE SELLER OF THE COLLATERAL; AND (b) SECURED PARTY HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE COLLATERAL OF ANY NATURE OR KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE COLLATERAL, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS OR ITS NON-INFRINGEMENT OF THE RIGHTS OF OTHERS.  Debtor agrees that it shall give notice to Secured Party of any material defect or non-conformity in any shipment of the Collateral financed by Secured Party, or any claim of a right to reject or revoke acceptance of such Collateral for any reason, no later than five (5) days after delivery of such Collateral.  NOTWITHSTANDING SUCH NOTICE, DEBTOR AGREES THAT ITS OBLIGATIONS TO SECURED PARTY WITH RESPECT TO SUCH COLLATERAL SHALL BE ABSOLUTE AND UNCONDITIONAL AT ALL TIMES AFTER SECURED PARTY HAS ADVANCED OR COMMITTED TO ADVANCE ALL OR ANY PART OF THE INVOICE COST OF SUCH COLLATERAL TO THE SELLER THEREOF.

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

6.                                       Debtor’s Representations, Warranties and Agreements.

Debtor represents and warrants to Secured Party that:  Debtor lawfully possesses and owns each item of Collateral financed or refinanced by Secured Party for Debtor; except for the security interest granted hereby, the Collateral is free from, and will remain free from, all liens, claims, security interests or other encumbrances; no financing statement covering the Collateral or its proceeds is on file in favor of any party other than Secured Party; all information supplied and statements made by Debtor in any financial or accounting statement or application for credit delivered to Secured Party at any time is, or shall be, true, correct, complete and genuine in all material respects when delivered and there has been no material adverse change in the Debtor’s credit worthiness, financial position or in the information provided by Debtor  to Secured Party in the credit application or otherwise from the date of submission of such information through the date of Debtor’s signing of this Agreement.  Debtor agrees:  to defend, at Debtor’s own expense, any action, proceeding or claim affecting the Collateral; to pay attorneys’ fees and all other expenses incurred by Secured Party in enforcing its rights after Debtor’s default hereunder; to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral, this Agreement, any Finance Plan or payments to be made in connection therewith (such obligation shall survive the termination of this Agreement); that if a certificate of title is required by law with respect to any item of Collateral, Debtor shall obtain such certificate and shall note the security interest of Secured Party thereon and, in any event, shall do everything necessary or expedient to preserve or perfect the security interest of Secured Party therein; that Debtor will not misuse, fail to keep in good repair, secrete or, except as herein expressly permitted, rent, lend, encumber or otherwise transfer any of the Collateral, or except as set forth in Paragraph 7, use the Collateral for any purpose other than for display or demonstration on Debtor’s premises without the prior written consent of Secured Party; and that Secured Party may enter upon Debtor’s premises at any reasonable time to inspect the Collateral and Debtor’s books and records pertaining to the Collateral with the full cooperation and assistance of Debtor.

7.                                       Disposition of Collateral by Debtor; Release of Lien.

Debtor is a merchant engaged in the business of selling the Collateral and other personal property of a kind similar to the Collateral.  Both Debtor and Secured Party intend for Debtor to sell the Collateral, but only in the ordinary course of its business as Debtor normally sells such Collateral.  Therefore, Debtor may sell any item of Collateral provided that:  (a) Debtor is not in Default hereunder (as defined below), (b) the price obtained for such item of Collateral is not less than the unpaid Total Debt attributable thereto, and (c) in the event Debtor receives proceeds from sale or other disposition, Debtor holds all of the proceeds of any such sale in trust for, and promptly remits the unpaid Invoice Cost of such item of Collateral to, Secured Party.  Debtor acknowledges that Secured Party may extend financial accommodations, in an amount equal to all or a portion of the Debtor’s sales price, to the purchaser or lessee of an item of Collateral from Debtor.  In such a case, the unpaid Invoice Cost of such item of Collateral and the amount to be financed by Secured Party may be offset against one another to determine the amount payable by or to Debtor.

8.                                       Insurance and Risk of Loss.

At all times during the term of this Agreement, Debtor shall bear the entire risk of loss or destruction of, or damage to, the Collateral.  Debtor will procure and continuously maintain “all risk” property insurance covering each item of Collateral for the full replacement value thereof, plus such other insurance as Secured Party may specify from time to time.  Each policy of insurance shall contain a standard Lender’s Loss Payable Endorsement in favor of Secured Party, providing for, among other things, thirty (30) days prior written notice to Secured Party of any cancellation, non-renewal or modification of such coverage.  Secured Party’s acceptance of policies in lesser amounts in one instance shall not be a waiver of Debtor’s obligations hereunder in any other instances.  In the event of Debtor’s failure to secure and maintain insurance as herein required, or should Debtor request Secured Party to secure insurance on Debtor’s and Secured Party’s behalf, Secured Party may, to protect and insure the Collateral, at its sole option, secure such insurance on behalf of Debtor and charge Debtor the amounts necessary to procure such insurance..  Any amounts expended by Secured Party in procuring such insurance shall become part of the obligations so secured by the Collateral and Debtor hereby promises to pay to Secured Party on demand any such amounts expended.  The cost of such insurance may include: (i) premium expense; (ii) reasonable premium finance charges; and (iii) reasonable fees for billing and other administrative services.  Secured Party’s affiliates may act as insurance carrier, premium finance company and/or insurance administrator, and may be compensated through premium charges, commissions, premium rebates and fees.  Secured Party will promptly discontinue any insurance purchased by Secured Party upon Debtor’s presentation of proper evidence of valid insurance meeting the requirements of this Section.  Debtor hereby agrees that Secured Party may act as Debtor’s representative in making, adjusting and settling claims under or cancelling any such insurance policies covering the Collateral, and endorsing Debtor’s name on any drafts, checks or other instruments drawn by an insurer of the Collateral.

9.                                       Events of Default; Acceleration.

Debtor and Secured Party acknowledge that time is of the essence in this Agreement.  The following are events of default (individually and collectively, “Default”) under this Agreement permitting Secured Party to take such action under Paragraph 10 of this Agreement as Secured Party deems necessary:

(a)                                  any of Debtor’s obligations to Secured Party and/or any affiliate of Secured Party under this Agreement, any Finance Plan or any other agreement are not paid or performed as required, or within any grace period allotted by this Agreement or any Dealer Program Letter or Finance Plan to so pay or perform;

(b)                                 there occurs a default by any affiliate of Debtor under any agreement with Secured Party and/or any affiliate of Secured Party, and said default is not cured on or before the expiration of any grace period allotted by this Agreement or any Dealer Program Letter or Finance Plan;

(c)                                  any sale or other disposition of the Collateral is made by Debtor other than in compliance with Paragraph 7 hereof;

(d)                                 Debtor breaches any representation, warranty or covenant contained herein or in any other instrument or agreement delivered by Debtor to Secured Party or any affiliate of Secured Party in connection with this Agreement or any other transaction;

(e)                                  Debtor dies, ceases to do business as a going concern or there occurs a material change in the ownership or management of Debtor’s business;

(f)                                    any of the Collateral is lost, damaged or destroyed and Debtor fails to pay to Secured Party, within five (5) days thereafter, the unpaid Invoice Cost of such Collateral unless there is an unreconciled insurance claim;

(g)                                 Debtor becomes insolvent or bankrupt; makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; a trustee or a receiver is appointed for Debtor or for a substantial part of its property without its consent and such trustee or receiver is not removed within a period of thirty (30) days; bankruptcy, reorganization or insolvency proceedings are instituted by or against Debtor and, if instituted against Debtor, are not dismissed within a period of thirty (30) days; or if any of the foregoing occurs with respect to any guarantor or other party liable for any of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates;

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

(h)                                 all or any part of the Collateral is attached, levied or seized upon in any proceeding and such process is not discharged or bonded within ten (10) days;

(i)                                     Secured Party concludes that the prospect of payment or performance of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates is impaired by reason of a material adverse change in the business prospects or financial condition of Debtor; or

(j)                                     any guarantor, surety or endorser for any of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates dies, defaults in any obligation or liability owing to Secured Party or any affiliate of Secured Party, or any guaranty of the obligations secured hereby is terminated.

If Debtor is in default hereunder, the indebtedness herein described and all other debts then owing by Debtor to Secured Party and/or its affiliates under this Agreement or any other present or future agreement shall, if Secured Party or any such affiliate shall so elect, become immediately due and payable.

10.                                 Secured Party’s Remedies After Default; Consent to Enter Premises.

Upon a default hereunder, and at any time thereafter, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including the right to collect from Debtor any deficiency remaining after disposition of the Collateral.  Debtor agrees that Secured Party may, by itself or through an agent, without notice to any person and without judicial process of any kind other than required by applicable law, enter into any premises or upon any land owned, leased or otherwise under the apparent control of Debtor where Secured Party concludes the Collateral may be, and on a temporary basis and solely for purposes of repossession disassemble or render unusable, and/or repossess all or any items of the Collateral. Debtor expressly waives all rights to possession of the Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession by Secured Party.  Debtor shall, upon demand by Secured Party, assemble the Collateral and return it to Secured Party at a place designated by Secured Party.  Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale of the Collateral or any other intended disposition thereof is to be made.  The requirement of reasonable notice shall be met if such notice is mailed to the notice address of Debtor shown herein at least ten (10) days before the time of the sale or other disposition of the Collateral.  Debtor agrees that the repurchase of any item of Collateral by the manufacturer or any distributor thereof shall constitute a commercially reasonable private sale of the Collateral by Secured Party, if the price obtained is equal to:  (a) the then outstanding Invoice Cost of such item of Collateral, minus (b) amounts incurred, if any, to restore such item of Collateral to the equivalent of unused condition.  Expenses of retaking, holding, preparing for sale, selling and the like shall include attorney’s fees and other legal expenses.  Debtor understands that Secured Party’s rights are cumulative and not alternative.

11.                                 Waiver of Defaults; Agreement Inclusive.

Secured Party may, in its sole discretion, waive a default or cure a default at Debtor’s expense.  Any such waiver in any particular instance or any waiver of a particular default shall not be a waiver of any other defaults at the same time or at any other time.  No modification or change in this Agreement, or supplement hereto, shall bind Secured Party unless in writing and signed by an authorized officer of Secured Party.

12.                                 Financing Statements; Financial Information.

Debtor shall execute all financing statements or other instruments which Secured Party reasonably deems to be necessary or appropriate to protect and perfect its security interest in the Collateral.  Debtor authorizes Secured Party to file a financing statement with respect to the Collateral signed only by Secured Party and/or to file a reproduction of this Agreement or a reproduction of a financing statement.  Unless waived by Secured Party, Debtor will deliver to Secured Party, within one hundred and twenty days (120) after the close of each fiscal year of Debtor, Debtor’s balance sheet and statement of income (“Financial Statements”),)presenting fairly the financial condition of Debtor as of the date thereof and for the period then ended.  The Secured Party has the right to request updated financial information at any time.  Upon such request, such information provided shall  fairly present the financial condition of Debtor as of the date thereof and for the requested period most recently ended.

13.                                 Miscellaneous.

Secured Party may correct patent errors herein and fill in blanks.  Secured Party will further undertake to fill in all blanks and missing information, if any, in the lending documents upon receipt of executed documents by the Debtor, and will further undertake to then send a copy of said lending documents to the Debtor.  Any provisions hereof contrary to, prohibited by, or invalid under applicable law, shall be inapplicable hereto, deemed omitted herefrom, and shall not invalidate the remaining provisions hereof.  Secured Party may establish a credit limit for Debtor and may adjust such credit limit from time to time.  Such credit limit will not constitute a committed line of credit.  It is the intention of Secured Party not to charge interest pursuant to the Finance Plans at a rate in excess of the highest rate permitted by applicable law.  Interest on any outstanding loan amount shall be spread over the entire period that such loan amount is outstanding.  Any such excess charges paid by Debtor to Secured Party shall be applied to reduce the applicable loan amount outstanding or refunded to Debtor, as appropriate.  Debtor acknowledges receipt of a true copy hereof and waives notice of Secured Party’s acceptance hereof.  If Debtor is a corporation, Debtor represents that this Agreement is executed pursuant to authority of its Board of Directors and constitutes the valid and binding obligation of Debtor.  If more than one party executes this Agreement as Debtor, their obligations under this Agreement are joint and several.  Debtor may not assign its rights or delegate its obligations hereunder without the prior written consent of Secured Party.  All notices hereunder shall be in writing and delivered or sent to the respective addresses set forth herein, or such other address as either Secured Party or Debtor may hereafter designate to the other.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, without reference to applicable conflict of law principles.

The parties hereto have executed this Agreement as of                                 .

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.

SECURED PARTY:	DEBTOR:

TEXTRON FINANCIAL CORPORATION, for itself and as agent for its affiliates

By:	By:
Print Name:	Print Name:
Print Title:	Print Title:

Secured Party’s address for notices: 11575 Great Oaks Parkway, Ste 210	WITNESS FOR DEBTORS SIGNATURE:
Alpharetta, GA 30022
Name:
Debtor’s trade names (if any):	Home Address:

Debtor’s other places of business where the collateral may be located:		Debtor’s principal place of business and address for notices:

Street:		Street:
City:		City:		State:
County:	Zip:	County:	Zip:

Name (s) of Debtor’s other partner(s) (if applicable):
Street:
City:
County:	Zip:

Exhibit 3

*

Exhibit 4

*

* Pursuant to 17 CFR 240.24b-2, confidential treatment of the omitted information has been requested and has been filed separately with the Securities and Exchange Commission.